UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 19, 2000
                                                         -----------------



                         FUSION NETWORKS HOLDINGS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)


         Delaware                      0-23900                 51-0393382
----------------------------        -------------         ----------------------
(State or other jurisdiction         (Commission             (IRS Employer
 of incorporation)                   file number)         Identification Number)


                   8115 N.W. 29th Street, Miami, Florida 33122
                   -------------------------------------------
               (Address of principal executive offices)(Zip Code)


                                 (305) 477-6701
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              (Registrant's telephone number, including area code)



         (Former name and former address, if changed since last report)

Item 5.  Other Events

         On December 19, 2000, Fusion Networks Holdings, Inc. (the "Company") entered into a Convertible Debenture Purchase Agreement with GEM Global Yield Fund Limited ("GEM") pursuant to which the Company agreed to sell, and GEM agreed to purchase, $750,000 of 3% Convertible Debentures and 500,000 Warrants. The Debentures are convertible into shares of Common Stock of the Company at a conversion price equal to the lesser of $0.4875 per share or 85% of the average of the three lowest weighted average prices during the thirty trading days prior to conversion. The Warrants are exercisable to purchase Common Stock of the Company at $0.4875 per share.

         The Debentures and Warrants will be sold for an aggregate offering price of $750,000 within five business days after the effective date of a registration statement covering the resale of the underlying shares of Common Stock. A commitment fee of 3%, or $22,500, will be paid in connection with the sale of the Debentures and Warrants.

         The Debentures and Warrants will be sold pursuant to the exemption from registration set out in Rule 506 as promulgated pursuant to Section 4(2) of the Securities Act of 1933. The securities were offered without general solicitation in a privately negotiated transaction with a single accredited investor.

Item 7. Financial Statements and Exhibits

         (c)  Exhibits

         Exhibit
         Number                     Description
        ----------                 --------------
            10.1          Form of 3% Convertible Debenture
            10.2          Form of Warrant.
            10.3          Registration Rights Agreement


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


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                               FUSION NETWORKS HOLDINGS, INC.


Dated: December 27, 2000                By:  /s/ Gary M. Goldfarb
                                           -------------------------------------
                                             Gary M. Goldfarb
                                             President
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